UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 1, 2009
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32369 (Commission File Number)	98-0204105 (I.R.S. Employer Identification No.)

8 Inverness Drive East, Suite 100 Englewood, Colorado 80112 (Address of principal executive office)
(Registrant’s telephone number, including area code): (303) 483-0044

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 1, 2009, Gasco Energy, Inc. (the “Company”) and certain of its subsidiaries as guarantors, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into the Eighth Amendment to Credit Agreement (the “Eighth Amendment”), amending that certain Credit Agreement, dated as of March 29, 2006 (as amended as of the date hereof, and as further amended by this Eighth Amendment, the “Credit Agreement”). Pursuant to the Eighth Amendment, the Credit Agreement was amended, among other things, to revise the definition of “Redetermination Date” with respect to scheduled redeterminations for the year ended December 31, 2009 to be on or about May 1 of such year, thereby removing the scheduled redetermination previously scheduled to occur on or about November 30, 2009, and with respect to scheduled redeterminations for the year ended December 31, 2010 to be on or about January 30, May 1 and November 1 of such year. With respect to any scheduled redeterminations in subsequent years, however, the Redetermination Date continues to be on or about May 1 and November 1 of each such year. Pursuant to the Eighth Amendment, should there be a borrowing base deficiency after the scheduled redetermination on or about January 30, 2010, the Company will have 30 days to eliminate such deficiency. Under the terms of the Credit Agreement, in addition to the scheduled redeterminations, the Company is permitted to request a special redetermination of the borrowing base once between each scheduled redetermination and the Lenders are permitted to request a special redetermination of the borrowing base once between each scheduled redetermination.
     Additionally, the Credit Agreement permits the Company to terminate the engagement of CoveView Advisors LLC (“CoveView”) as its financial consultant and advisor effective as of November 29, 2009, subject to certain conditions, including the payment of a $35,000 fee to the Administrative Agent for the ratable benefit of the Lenders. The Company previously reported that effective May 29, 2009 it executed an engagement letter with CoveView in compliance with the Third Amendment to Credit Agreement, dated as of May 14, 2009, pursuant to which, among other things, the Company was required to retain a financial consultant acceptable to the Administrative Agent by May 29, 2009, for and until such time as the Administrative Agent consented to termination.
     The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

10.1
Eighth Amendment to the Credit Agreement, dated as of December 1, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.
Date: December 3, 2009	By:	/s/ W. King Grant
		Name:	W. King Grant
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1
Eighth Amendment to the Credit Agreement, dated as of December 1, 2009, by and among by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.